Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 25, 2012

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 8.01 Other Events.

On May 25, 2012, we entered into a Settlement Agreement and Mutual General Release with James McKay and Celebrity Foods, Inc., which agreement settled and released all parties from claims in connection with the lawsuit originally filed on January 19, 2010 in the United States District Court, Eastern District of Pennsylvania. The terms of the agreement provide that Mr. McKay and Celebrity Foods will retain an aggregate of 448,000 shares of stock and be issued an aggregate of 135,000 additional restricted shares. All of the shares retained by and issued to Mr. McKay and Celebrity Foods are subject to a leak-out provision. We also agreed to pay certain attorney’s fees which included the issuance of 100,000 restricted shares of common stock to the attorney of Mr. McKay and Celebrity Foods, which shares are also subject to a leak-out provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: May 30, 2012	Chief Executive Officer